Exhibit 10.4

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

Except as indicated below, the following table sets forth annual base salaries provided to the Company’s principal executive officer, principal financial officer and other named executive officers in 2016 and as adopted for 2017 by the Company’s Compensation Committee (the “Committee”) on March 22, 2017.

Named Executive Officers	2016 Base Salary	2017 Base Salary
Karl G. Glassman, President and CEO	$1,100,000	$1,175,000
Matthew C. Flanigan, EVP and CFO	$523,000	$550,000
Perry E. Davis, EVP, President – Residential Products & Industrial Products[1]	$425,000	$500,000
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products[2]	$425,000	$500,000
Jack D. Crusa, SVP – Operations[3]	$380,000	$380,000
David S. Haffner, Former Board Chair and CEO[4]	$1,130,000	$1,130,000

[1]	As previously reported, Mr. Davis’ 2016 base salary rate was increased from $385,000 to $425,000 on November 13, 2016.
[2]	Mr. Dolloff’s base salaries are included in this disclosure because he is expected to be included as a named executive officer in the Company’s proxy statement for the 2017 Annual Shareholders Meeting. Mr. Dolloff’s 2016 base salary rate was increased from $335,000 to $425,000 on November 13, 2016.
[3]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he will continue to receive his current annual base salary until April 2, 2017 when such rate will be reduced to $190,000. His salary rate is expected to be further reduced to $152,000 on July 9, 2017.
[4]	As previously reported, Mr. Haffner served as the Company’s Board Chair and Chief Executive Officer through December 31, 2015. Pursuant to Mr. Haffner’s former employment agreement with the Company, he is entitled to continue to receive his annual base salary (at the rate of $1,130,000) for all of 2016 and on a prorated basis through the 2017 Annual Shareholders Meeting, which is scheduled to be held in May.

Except as noted below, the named executive officers are eligible to receive an annual cash incentive under the Company’s 2014 Key Officers Incentive Plan (filed March 25, 2014 as Appendix A to the Company’s Proxy Statement) (the “KOIP”) in accordance with the 2017 KOIP Award Formula (filed March 27, 2017 as Exhibit 10.1 to the Company’s Form 8-K). Each executive’s cash award is calculated by multiplying his annual base salary at the end of the KOIP plan year by his Target Percentage, then applying the award formula adopted by the Committee for that year. The Target Percentages in 2016, and as adopted for 2017 by the Committee on March 22, 2017, for the principal executive officer, principal financial officer, and other named executive officers are shown in the following table.

Named Executive Officers	2016 KOIP Target Percentage	2017 KOIP Target Percentage
Karl G. Glassman, President and CEO	115%	120%
Matthew C. Flanigan, EVP and CFO	80%	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products	60%	80%
J. Mitchell Dolloff, EVP, President – Specialized Products & Furniture Products[1]	60%	80%
Jack D. Crusa, SVP – Operations[2]	60%	N/A
David S. Haffner, Former Board Chair and CEO[3]	115%	115%

[1]	Mr. Dolloff’s Target Percentages are included in this disclosure because he is expected to be included as a named executive officer in the Company’s definitive proxy statement for its 2017 Annual Shareholders Meeting. His 2016 Target Percentage was increased from 50% to 60% on November 13, 2016.

[2]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he will participate in the Company’s Key Management Incentive Compensation Plan (the “KMICP”), which is a cash bonus plan for non-executive officers. The KMICP award formula for Mr. Crusa was adopted on March 22, 2017 and included performance objectives based on Return on Capital Employed (70% relative weight) and Free Cash Flow (30% relative weight). It will be calculated by multiplying his weighted average annual base salary for 2017 by his target percentage of 60%, then applying the award formula.
[3]	As previously reported, Mr. Haffner served as the Company’s Board Chair and Chief Executive Officer through December 31, 2015. Pursuant to Mr. Haffner’s former employment agreement with the Company, he received an annual incentive payment with a Target Percentage of 115% for all of 2016, and will continue to receive a payment for 2017 on a prorated basis through the 2017 Annual Shareholders Meeting, which is scheduled to be held in May. Mr. Haffner’s 2016 (and prorated 2017) annual incentive are calculated in the same manner as a Corporate Participant under the 2016 and 2017 KOIP Award Formulas (based on Return on Capital Employed (ROCE) (60% relative weight); Cash Flow (20% relative weight); and IPGs (20% relative weight)); however, since Mr. Haffner did not have IPGs in 2016 or 2017, as discussed below, his incentive award is based 70% on ROCE and 30% on Cash Flow for these years.

Individual Performance Goals. As previously reported, except as noted below, on February 20, 2017, the Committee adopted Individual Performance Goals (the “IPGs”) for our named executive officers. Except as noted below, the 2017 KOIP Award Formula recognizes that 20% of each executive’s cash award in 2017 under our KOIP will be based on the achievement of the IPGs. The IPGs for our named executive officers in 2017 are, and for 2016 were:

Named Executive Officers	2016 IPGs	2017 IPGs
Karl G. Glassman President and CEO	Strategic planning, growth initiatives and succession planning	Strategic planning and succession planning

Matthew C. Flanigan EVP and CFO	Strategic planning, credit facility renewal, information technology and internal audit improvements	Strategic planning, information technology improvements, succession planning and efficiency initiatives

Perry E. Davis EVP, President – Residential Products & Industrial Products	Growth of targeted businesses and supply chain initiatives	Growth initiatives and succession planning

J. Mitchell Dolloff EVP, President – Specialized Products & Furniture Products[1]	Growth initiatives and succession planning	Strategic planning, succession planning and efficiency initiatives

Jack D. Crusa SVP –Operations[2]	Production improvements for targeted businesses, purchasing initiatives and succession planning	None assigned

David S. Haffner Former Board Chair and CEO[3]	None assigned	None assigned

[1]	Mr. Dolloff’s IPGs are being disclosed because he is expected to be included as a named executive officer in the Company’s proxy statement for the 2017 Annual Shareholders Meeting.

[2]	Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he will participate in the KMICP, which is a cash bonus plan for non-executive officers. As such, he did not receive IPGs for 2017. The KMICP award formula for Mr. Crusa was adopted on March 22, 2017 and included performance objectives based on Return on Capital Employed (70% relative weight) and Free Cash Flow (30% relative weight). It will be calculated by multiplying his weighted average annual base salary for 2017 by his target percentage of 60%, then applying the award formula.
[3]	Mr. Haffner served as the Company’s Board Chair and Chief Executive Officer through December 31, 2015. He was not employed by the Company after this date. As such, he did not receive IPGs for 2016 or 2017.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

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